Exhibit 5.1
Board of Directors
Accenture Ltd
Canon’s Court
22 Victoria Street
Hamilton, HM 12
Bermuda
5 August 2005
Accenture Ltd (the “Company”)
We have acted as legal counsel in Bermuda to the Company in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 relating to the offering of 108,600,713 of the Company’s class A common shares of par value $0.0000225 (the “Shares”) issuable upon redemption of a corresponding number of class I common shares of Accenture SCA (the “Registration Statement”). The registration statement is being filed with the Securities and Exchange Commission on or about the date of this opinion.
For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”) together with such other documentation as we have considered requisite to this opinion.
Assumptions
In stating our opinion we have assumed:
(a)	the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and such other documentation submitted to us as certified, conformed, notarised or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

Exhibit 5.1
(c)	the genuineness of all signatures on the Documents;

(d)	that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, and accurately record the resolutions unanimously adopted by all the Directors of the Company; and

(e)	the value of any Accenture SCA Class I common share redeemed in accordance with the provisions of the Registration Statement will upon such redemption be at least equal to the par value of any Share issued in exchange for such redemption and there will at the time of any proposed issue of Shares be sufficient authorised but unissued share capital to allow the issue of such Shares.
Opinion
Based upon and subject to the foregoing and subject to the reservations set out below, we are of the opinion that, when duly issued and paid for pursuant to and in accordance with the terms of the Registration Statement and the Resolutions, the Shares will be validly issued, fully paid, non-assessable shares of the Company.
Reservations
We have the following reservations:
(a)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b)	Any reference in this opinion to the Shares being “non-assessable” shall mean, in relation to fully-paid Shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of the Shares, that no shareholder of the Company shall be bound by an alteration of the Memorandum of Continuance or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional Shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

Exhibit 5.1
Disclosure
This opinion has been prepared for your use in connection with the Registration Statement. For this purpose, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended. Further, this opinion speaks as of its date.
This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.
Yours faithfully,
/s/ Appleby Spurling Hunter
Appleby Spurling Hunter

Exhibit 5.1
THE SCHEDULE
1.	Certified copies of the Certificate of Continuance, Memorandum of Continuance and of the Bye-Laws adopted with effect from 2 February 2005 for the Company.

2.	Copies of the resolutions of the Directors of the Company dated 4 September 2001 and 28 April 2005, each as adopted unanimously by such Directors (the “Resolutions”).

3.	An electronic copy of the Registration Statement dated August 5, 2005, in the form to be filed with the Securities and Exchange Commission.

4.	A Copy of the Notice to the Public issued by the Bermuda Monetary Authority pursuant to the Exchange Control Act 1972 and Exchange Control Regulations 1973 dated 1 June 2005.